UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2007 (May 3, 2007)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2026 McGaw Avenue Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 428-8500

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Composite Technology Corporation (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01  Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreement, which are attached to this Current Report on Form 8-K as an exhibit.

Settlement Agreement

On May 3, 2007, DeWind GmbH and De Wind Holdings Limited, each subsidiaries of EU Energy Ltd. which was acquired by the Company in July 2006, (the “DeWind Subsidiaries”) entered into a Settlement Agreement (“Settlement Agreement”) with FKI plc, FKI Engineering Limited, and Brush Electrical Machines Limited (together with the DeWind Subsidiaries, the “Parties”). The purpose of the Settlement Agreement is to settle certain disputes that are currently the subject of proceedings in the Court of Appeal and the High Court in London, England and the District Court in Lubeck, Germany (the “Disputes”).

Under the Settlement Agreement, the Parties agreed to effect a stay of the Disputes while Ernst & Young completes an audit of DeWind GmbH’s statutory accounts for the years 2002/2003, 2003/2004, and 2004/2005, and if requested by DeWind GmbH, while the Parties meet and approve a common statement regarding the capital reserve account of DeWind GmbH (the “Conditions to Payment”). If the Parties cannot agree, then the attorneys for the Parties shall instruct a third law firm to prepare the common statement. If the DeWind Subsidiaries confirm their satisfaction with the common statement, they shall pay to FKI plc a total of €1,500,000 ($2,030,000) in two equal installments. Upon delivery of both payments, the Parties shall take necessary steps to withdraw the Disputes from the relevant courts.

Item 3.02 Unregistered Sales of Equity Securities

On April 24, 2007 the Company issued 687,109 shares of Common Stock, registered for resale under a Form S-1 to an institutional investor in exchange for conversion of $1,010,050 of principal of our August, 2004 Convertible Debentures at a conversion price of $1.47 per share.

On April 25, 2007 the Company issued 288,462 shares of Common Stock, registered for resale under a Form S-3 to an institutional investor in exchange for conversion of $300,000 of principal of our February, 2007 Senior Convertible Notes at a conversion price of $1.04 per share.

We relied upon the exemption from registration as set forth in Section 4 (2) of the Securities Act of 1933, as amended, (“Securities Act”) for the issuance of these securities. The recipient took its securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exh. No.	Description

10.1	Settlement Agreement, dated as of May 3, 2007, by and between FKI plc; FKI Engineering Limited; Brush Electrical Machines Limited; DeWind GmbH; and De Wind Holdings Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION
(Registrant)

Date: May 9, 2007
/s/ Benton H Wilcoxon
Benton H Wilcoxon, Chief Executive Officer